Exhibit 99.1

Natural Health Trends Reports First Quarter 2026 Financial Results

–	Hong Kong and China orders stable for the last four quarters despite the difficult economic environment
–	Restructuring program generated approximately $300,000 of operating and other margin-related cost savings during the quarter
–	Declared a quarterly cash dividend of $0.10 per share

LOS ANGELES – April 29, 2026 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•	Revenue of $9.2 million decreased 6% compared to $9.7 million in the fourth quarter of 2025 and declined 14% compared to $10.7 million in the first quarter of 2025.

•	Operating loss was $474,000 compared to $635,000 in the fourth quarter of 2025 and $345,000 in the first quarter of 2025.

•

Net loss was $154,000, or $0.02 per diluted share, compared to $588,000, or $0.05 per diluted share, in the fourth quarter of 2025 and net income of $122,000, or $0.01 per diluted share, in the first quarter of 2025.

•	The number of Active Members[1] was 26,400 at March 31, 2026 compared to 26,650 at December 31, 2025 and 30,180 at March 31, 2025.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“Our business was impacted when trade war rhetoric intensified about a year ago, but we have since stabilized our top line. The operating environment remains challenging amid subdued consumer spending in China. The restructuring program we announced and implemented late last year has lowered our costs, streamlined our organization, and positioned us to capitalize on growth opportunities. At the same time, we remain focused on launching new products and deploying technology tools to support our members and customers and improve our business efficiency and insights,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, "We are also looking ahead with great anticipation to our 25th anniversary in Hong Kong later this year, supported by a full calendar of events and brand initiatives leading up to and throughout the celebration as we mark this important milestone in our Company’s history.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $797,000 in the first quarter of 2026 compared to net cash provided by operations of $484,000 in the first quarter of 2025.
•

Total cash, cash equivalents and marketable securities were $21.2 million at March 31, 2026, down from $28.9 million at December 31, 2025 due to the repurchase of shares of common stock and dividends paid during the first three months of 2026.

•

On April 27, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 on each share of common stock outstanding. The dividend will be payable on May 22, 2026 to stockholders of record as of May 12, 2026.

First Quarter 2026 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2026 financial results today, Wednesday, April 29, 2026 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, April 29, 2026
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-800-330-6730
Participant ID:	402403

For those unable to participate during the live broadcast, a replay of the call will be available on the Company's Investor Relations website at https://ir.naturalhealthtrendscorp.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Forward-looking statements in this press release include statements relating to the anticipated effect of restructuring activities, including expected operational efficiencies and cost savings resulting therefrom, statements regarding technology investments, future growth and profitability, and statements relating to future dividends, the declaration and payment of which will be at the sole discretion of the Company's Board of Directors. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 20, 2026 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,221	$6,813
Marketable securities	12,010	22,060
Inventories	1,971	2,047
Other current assets	3,334	3,274
Total current assets	26,536	34,194
Property and equipment, net	258	153
Operating lease right-of-use assets	2,892	1,869
Deferred tax asset	288	289
Other assets	1,976	1,923
Total assets	$31,950	$38,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,306	$555
Accrued commissions	1,670	1,958
Other accrued expenses	1,234	1,438
Deferred revenue	5,001	5,574
Amounts held in eWallets	2,739	2,838
Operating lease liabilities	958	869
Other current liabilities	335	456
Total current liabilities	13,243	13,688
Deferred tax liability	179	180
Operating lease liabilities	2,064	1,131
Total liabilities	15,486	14,999
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,033	85,033
Accumulated deficit	(37,448)	(36,436)
Accumulated other comprehensive loss	(775)	(784)
Treasury stock, at cost	(30,359)	(24,397)
Total stockholders’ equity	16,464	23,429
Total liabilities and stockholders’ equity	$31,950	$38,428

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net sales	$9,206	$10,737
Cost of sales	2,303	2,832
Gross profit	6,903	7,905
Operating expenses:
Commissions expense	3,853	4,488
Selling, general and administrative expenses	3,524	3,762
Total operating expenses	7,377	8,250
Loss from operations	(474)	(345)
Other income, net	295	465
Income (loss) before income taxes	(179)	120
Income tax benefit	(25)	(2)
Net income (loss)	$(154)	$122
Net income (loss) per common share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01
Weighted average common shares outstanding:
Basic	10,143	11,486
Diluted	10,143	11,491

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(154)	$122
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11	30
Net accretion of marketable securities	(29)	(113)
Share-based compensation	—	34
Noncash lease expense	286	275
Deferred income taxes	—	(2)
Changes in assets and liabilities:
Inventories	43	465
Other current assets	(57)	182
Other assets	(58)	(154)
Accounts payable	719	73
Accrued commissions	(268)	(214)
Other accrued expenses	(263)	(259)
Deferred revenue	(534)	501
Amounts held in eWallets	(80)	12
Operating lease liabilities	(294)	(281)
Other current liabilities	(119)	(187)
Net cash used in operating activities	(797)	484
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(115)	(16)
Purchases of marketable securities	(1,097)	(17,378)
Proceeds from maturities of marketable securities	11,156	27,365
Net cash provided by (used in) investing activities	9,944	9,971
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(5,870)	—
Dividends paid	(858)	(2,303)
Net cash used in financing activities	(6,728)	(2,303)
Effect of exchange rates on cash, cash equivalents and restricted cash	(11)	3
Net increase (decrease) in cash, cash equivalents and restricted cash	2,408	8,155
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	6,820	13,567
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$9,228	$21,722
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$1,339	$79
Direct costs incurred to repurchase common stock	$92	$—